UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 8, 2004

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 8, 2004, Abbott Laboratories announced that William M. Daley, chairman of the Midwest for JPMorgan Chase & Co., was named to the Abbott Board of Directors, effective immediately.  The Board of Directors has not yet determined to which committees of the Board of Directors Mr. Daley will be named.  A copy of the press release announcing the election of Mr. Daley is furnished as Exhibit 99.1.

During 2004, JPMorgan Chase & Co. has provided commercial banking services to Abbott.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2004, Abbott Laboratories’ Board of Directors amended the first sentence of Article III, Section 2 of Abbott’s by-laws to provide that Abbott’s Board of Directors shall consist of fourteen persons.  Previously, it provided that the Board of Directors consisted of thirteen persons.

Item 9.01 — Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated as of October 8, 2004

99.1	Press Release, dated October 8, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

/s/ Thomas C. Freyman
	By:	Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

Date: October 14, 2004

Exhibit Index

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated as of October 8, 2004

99.1	Press Release, dated October 8, 2004